UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

July 12, 2022

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.     Regulation FD Disclosure.

On July 12, 2022, Agile Therapeutics, Inc., a Delaware corporation (the “Company”), issued a press release in which it provided updated guidance regarding its expected financial results for the second quarter ended June 30, 2022, which differs from the Company’s previously issued guidance. Based on its current performance and an on-going review of operating expenses, the Company is providing revised guidance indicating that it expects total cycles of Twirla® in the range of 21,000 to 21,500 in the second quarter of 2022, which represents growth of approximately 26% to 30% over the first quarter of 2022. The Company also now projects operating expenses for the second quarter of 2022 in the range of $11.5 million to $12.5 million. The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1.

The preliminary results set forth above are based on management’s initial review of our operations for the quarter ended June 30, 2022 and are subject to revision based upon our quarter-end closing procedures and the completion of the review of our quarter-end financial statements. Our independent registered public accounting firm has not reviewed these preliminary financial results. Actual results may differ materially from these preliminary results as a result of the completion of quarter-end closing procedures, final adjustments, and other developments arising between now and the time that our financial results are finalized. In addition, these preliminary results are not a comprehensive statement of our financial results for the quarter ended June 30, 2022, should not be viewed as a substitute for full, finalized financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of our results for any future period.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain information contained in this Report may include “forward-looking statements.” Our use of terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes may identify these forward-looking statements.

In particular, statements regarding our expectations concerning our second quarter 2022 operating expenses and Twirla total cycles are examples of such forward-looking statements. Such forward-looking statements are subject to important risks and uncertainties, including, but not limited to, risks related to our expectations regarding second quarter 2022 operating expenses and Twirla total cycles, our ability to maintain regulatory approval of Twirla and the labeling under any approval we obtain, the ability of Corium to produce commercial supply in quantities and quality sufficient to satisfy market demand for Twirla, our ability to successfully enhance the commercialization and increase the uptake for Twirla, the size and growth of the markets for Twirla and our ability to serve those markets, regulatory and legislative developments in the United States and foreign countries, our ability to obtain and maintain intellectual property protection for Twirla and our product candidates, the effects of the ongoing COVID-19 pandemic on our commercialization efforts, clinical trials, supply chain, operations and the operations of third parties we rely on for services such as manufacturing, marketing support and sales support, as well as on our potential customer base, our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market, and other factors, including general economic conditions and regulatory developments, not within the Company’s control.

These factors could cause actual results and developments to be materially different from those expressed in or implied by such statements. These forward-looking statements are made only as of the date of this Report and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. For additional information about the risks and uncertainties that may affect our business please see the factors discussed in “Risk Factors” in the Company’s periodic reports filed with the SEC.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 12, 2022
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: July 13, 2022	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	President and Chief Executive Officer